AGREEMENT FOR THE PURCHASE OF COMMON STOCK

THIS COMMON STOCK PURCHASE AGREEMENT, (the “AGREEMENT”) made as of this 09 day of June, 2020, by and between Mohammad Hasan Hamed (“Buyer”) and Yehuda Levi, (the “Shareholder” or “Seller”) the parties hereinafter referred to as the “Parties.”

W I T N E S S E T H:

WHEREAS, the Seller is the owner of 1,900,000 shares of common stock, par value $0.006 per share (the “Common Stock”) of BestGofer, Inc. a Nevada corporation (the “Company”).

WHEREAS, Buyer wishes to purchase 1,900,000 of the shares of Common Stock held by Seller whereas;

NOW, THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein, THE PARTIES HERETO AGREE AS FOLLOWS:

1.                  Agreement to Purchase and Sell. Seller will sell to Buyer and Buyer agrees to purchase the Stock for a total purchase price of $11,400.

2.                  Closing and Payment. Subject to the terms and conditions hereof, and in reliance upon the written representations and warranties of the Parties, Seller will sell and, subject to the terms and conditions hereof, and Purchaser will purchase, at a single closing, the Stock. The Closing shall take place, upon the execution of this Agreement, by the exchange of documents and instruments by mail, courier, telecopy and wire transfer to the extent mutually acceptable to the parties hereto on such date as may be agreed upon by the Parties (the “Closing Date”).

3.                  Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer that the statements in the following paragraphs of this Section 3 are all true and complete as of the date hereof and shall be true and correct in all material aspects as of the day of Closing:

a)                  Authority; Due Authorization. This Agreement has been duly and validly executed and delivered by Seller, and upon the execution and delivery by Buyer of this Agreement and the performance by Buyer of Buyer’s obligations herein, will constitute, a legal, valid and binding obligation of Seller.

b)                  Title to Stock. Seller is the sole record and beneficial owner of the Stock and has sole managerial and dispositive authority with respect to the Stock. Seller has not granted any person a proxy with respect to the Stock that has not expired or been validly withdrawn. The sale and delivery of the Stock to Buyer pursuant to this Agreement will vest in Buyer legal and valid title to the Stock, free and clear of all liens, security interests, adverse claims or other encumbrances of any character whatsoever (“Encumbrances”) (other than Encumbrances created by Buyer and restrictions on resales of the Stock under applicable securities laws).

c)                  No Breach. The execution and delivery of this Agreement by Seller and the performance thereof by Seller do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, with or without the giving of notice or the lapse of time, or both, conflict with, or result in a breach or violation of or a default under the Articles of Incorporation or By-laws of Company.

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4.                  Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller that the statements in the following paragraphs of this Section 4 are all true and complete as of the date hereof:

a)                  Exempt Transaction. Buyer understands that the offering and sale of the Stock is intended to be exempt from registration under the Act and exempt from registration or qualification under any state law.

b)                  Power and Authority. Buyer represents that he has full power and authority to enter into this Agreement. This Agreement has been duly and validly executed and delivered by Purchaser, and upon the execution and delivery by Seller of this Agreement and the performance by Seller of its obligations herein, will constitute, a legal, valid and binding sale of stock.

c)                  Information Concerning the Company. Buyer has conducted his own due diligence with respect to the Company and its liabilities and believes he has enough information upon which to base an investment decision in the Stock.

d)                  Investment Experience. The Buyer understands that the purchase of the Stock involves substantial risk. The Buyer (a) has experience as a purchaser in securities of companies in the development stage and acknowledges that he can bear the economic risk of Buyer’s investment in the Stock and (b) has such knowledge and experience in financial, tax, and business matters so as to enable Buyer to evaluate the merits and risks of an investment in the Stock, to protect Buyer’s own interests in connection with the investment, and to make an informed investment decision with respect thereto.

e)                  No Oral Representations. No oral or written representations have been made other than as stated, or in addition to those stated, in this Agreement, and Buyer is not relying on any oral statements made by Seller, or any of Seller’ representatives or affiliates, in purchasing the Stock.

5. Termination. Buyer or Seller may not, except for a material breach or failure of a condition or requirement, on or before the Closing Date, terminate this Agreement.

6. Governing Law. Any dispute, disagreement, conflict of interpretation or claim arising out of or relating to this Agreement, or its enforcement, shall be governed by the laws of the State of Nevada.

8. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. A telefaxed copy of this Agreement shall be deemed an original.

9. Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

10.        Costs, Expenses. Each party hereto shall bear its own costs in connection with the preparation, execution and delivery of this Agreement.

11.        Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Seller and the Buyer.

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12. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

13. Entire Agreement. This Agreement, together with all exhibits and schedules hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

14.        Further Assurances. From and after the date of this Agreement, upon the request of the Buyer or Seller, Buyer and Seller shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

In Witness Whereof, the parties hereto have executed this Agreement as of the date first written above.

Seller

By: _____________________________________

Buyer

____________________________________

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